UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Com2000, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7372	30-1077936
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1575 W Horizon Ridge Pkwy, #531401

Henderson, NV 89012, USA

Issuer's telephone number: +1-650-430-6380

Issuer’s email: IR@Com2000.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Victor Tong

1575 W Horizon Ridge Pkwy, #531401

Henderson, NV 89012, USA

+1-650-430-6380 (Tel.)

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
Primary Offering
Common Stock	5,000,000	$0.03	$150,000	$13.91
Secondary Offering
Common Stock	1,000,000	$0.03	$30,000	$2.78
Total	6,000,000	$0.03	$180,000	$16.69

(1)	Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) of the Securities Act.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such 2date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

COPIES OF COMMUNICATIONS TO:

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89103

(702) 982-5686 (Tel.)

EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “Registration Statement”) is being filed to register the sale of up to 5,000,000 shares at a fixed price of $0.03 per share in a direct offering (the “Primary Offering”) and the sale by the selling security holders of up to 1,000,000 common shares (the “Secondary Offering”) at a price of $0.03 per share or, if we are quoted on the OTC Markets, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  See “Plan of Distribution” contained in the prospectus.

We will only receive proceeds under the Primary Offering and we will not receive any proceeds from the sale of shares in the Secondary Offering. See “Use of Proceeds,” “Plan of Distribution and Determination of Offering Price” and “Dilution” as contained in the prospectus.

This Registration Statement contains only one prospectus and such prospectus will be the sole prospectus for the Primary Offering and the Secondary Offering.

SUBJECT TO COMPLETION, October 25, 2021

The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

COM2000, INC.

PROSPECTUS

5,000,000 PRIMARY SHARES

1,000,000 SECONDARY SHARES

We are offering up to 5,000,000 Shares in a direct offering (the “Primary Offering”). The shares will be offered at a fixed price of $0.03 per share for the duration of the Primary Offering.  The shares to be sold by us will be sold on our behalf by our officers and directors on a best efforts basis.   They will not receive any commission on proceeds from the sale of our common shares on our behalf.  See “Plan of Distribution and Determination of Offering Price.”

There is no minimum amount we are required to raise from the shares being offered by the Company. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into the Company’s bank account. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to institute our company’s business plan.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the OTC Markets operated by OTC Market Group, Inc. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The selling security holders named in this prospectus are offering 1,000,000 common shares (the “Secondary Offering”).  We will not receive any proceeds from the sale of shares being sold by selling security holders.

The prices at which the selling security holders may sell their shares will be at a price of $0.03 per share or, if we are quoted on the OTC Markets, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  The selling security holders may resell their shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  In addition, the selling security holders and any broker-dealers who execute sales for the selling security holders may be deemed to be an “underwriter” in connection with such sales.  The selling security holders named in this prospectus will bear the costs of all commission or discounts, if any, attributable to the sale of their shares.  We are bearing the costs, expenses and fees associated with the registration of the common shares in this prospectus.  See “Plan of Distribution and Determination of Offering Price.”

The Primary Offering and the Secondary Offering will terminate one year after this registration statement is declared effective by the SEC.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). See "Description of Business” and “Risk Factors.”

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus titled “Risk Factors” on page 3 before buying any common shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated October 25, 2021

PROSPECTUS

i

SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “Com2000” refers to Com2000, Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our common shares.

Our Business

Com2000, Inc. was formed in the State of Nevada on October 18, 2020. Com2000 is a start-up company and is in the business of consulting for clients on emerging internet software solutions. Our services include internet software development, Python, Java, blockchain and smart contract system development, e-commerce payment solutions, cloud and distributed computing systems development, and related IT consulting services. In addition, the company plans to be an infrastructure e-commerce and solutions provider.

Internet Software Consulting

We are a Nevada corporation and our programmers and software consultants have presence in Nevada, California, Minnesota, and South Dakota. Currently, our clients are in Texas and internationally. We intend to expand our services to other areas of the United States and abroad.

The history of computing started with mainframes and terminals in the 1970s, a PC revolution in the 1980s. As time went on, there have been developments in (PC) client-servers, Internet servers to mail and news clients, web servers to browser clients and cloud servers to iPhone/Android devices.

In terms of web servers to browser clients, there are many way to render web pages: SSR (server-side rendering), CSR (client-side rendering), static rendering and prerendering, rehydration, and others.

Server-side programming languages include: JavaScript (Node), PHP, Python, Perl, Ruby, Scala, Java, Go, ASP.NET, and others. However, with the growing popularity of client-side programming language JavaScript and the frameworks such as Angular, React and Vue.js, developers can now deliver web pages more efficiently that provide an incredibly fast user experience.

With 30 years of internet programming experience held collectively by our management and programmers, we believe that we can deliver solid consulting solutions to our clients using the latest technology available.

Cloud Infrastructure, E-commerce and Solution Provider

Through our online e-commerce portal (https://Com2000.com), which is still under development, we plan to offer the most cost-effective cloud infrastructure solutions to businesses. Our planned solutions include reselling of OEM or customized computer servers, networking equipment, and deployment to private, co-location, and hybrid clouds. We also intend to provide end-to-end solutions to connect private and co-location assets to their public cloud deployments as hybrid clouds.

We plan to design, customize and sell application optimized, high performance servers with cost effective internet server and cloud networking solutions. To meet the needs of various cloud and internet applications, our plan is to adjust the amount of computer memory, CPU (Computer Processing Unit) power, GPU (Graphics Processing Unit, or Graphics Card for complex data analytics, crypto currency mining, artificial intelligence and deep learning), hard drive or solid state drives for storage, and other input/output networking components so computers servers in data centers can talk to each other or deliver content to end users via the internet. We believe our modular cluster of computers approach will enable us to offer our clients flexibility and customization by providing large clusters of computer servers that deliver high levels of reliability, speed, and scalability. As end users and businesses increase their computing requirements, our scale-out architecture clusters of computer servers should enable businesses to add computing and storage capacity and network throughput incrementally without significantly disrupting existing systems. As a result, our complete server systems and networking solutions are optimized for the best performance, power efficiency and total cost of ownership. We plan to sell our server systems and components directly to our clients or through our partners.

1

The Offering

Common Shares Offered by Us:	5,000,000 common shares at a fixed price of $0.03 per share.
Common Shares Offered by the Selling Security Holders:	1,000,000 common shares at a fixed price of $0.03 per share or, if quoted on the OTC Markets, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.
Minimum Number of Common Shares To Be Sold in This Offering:	None.
Number of Shares Outstanding Before the Offering:	15,000,000 common shares are issued and outstanding as of the date of this prospectus.
Use of Proceeds:	Any proceeds that we receive from the Primary Offering will be used by us to pay for the expenses of this offering and as general working capital. We will not receive any proceeds from the sale or other disposition of the Secondary Offering covered by this prospectus. See “Use of Proceeds”

Risk Factors:	You should consider the matters set forth under “Risk Factors” beginning on page 3, as well as other cautionary statements throughout or incorporated by reference in this prospectus, before deciding to invest in shares of our common stock.

Summary Financial Information

Balance Sheet Data	June 30, 2021
Cash		$9,362
Total Assets		$9,362
Liabilities		$85,513
Total Stockholders’ Equity	$	(76,151)

Statement of Operations	Inception (October 18, 2020) to June 30, 2021
Revenue	40,000
Income (Loss) for the Period	(91,151)

2

RISK FACTORS

An investment in our common shares involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common shares. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common shares, if we publicly trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

Our auditors have stated that currently we do not have sufficient cash nor do we have a significant source of revenues to cover our operational costs and allow us to continue as a going concern.  We seek to raise operating capital to implement our business plan in an offering of our common stock.  Our plan specifies a minimum amount of $75,000 to $150,000 in additional operating capital needed to operate for the next twelve months. However, there can be no assurance that such offering will be successful. You may lose your entire investment.

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to continue with our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. The funds from this offering will be used for working capital and to pay for our expenses associated with being a public entity. We will need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise $15 million to implement our business plan to its fullest potential and achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

3

Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

▪	general economic conditions in the geographies and industries where we sell our services and conduct operations;
▪	legislative policies where we sell our services and conduct operations;
▪	the budgetary constraints of our customers;
▪	seasonality;
▪	success of our strategic growth initiatives;
▪	costs associated with the launching or integration of new or acquired businesses;
▪	the timing of new services introductions by us, our suppliers and our competitors;
▪	our services mix, availability, utilization and pricing;
▪	the mix, by state and country, of our revenues, personnel and assets;
▪	movements in interest rates or tax rates;
▪	changes in, and application of, accounting rules;
▪	changes in the regulations applicable to us; and
▪	litigation matters.

As a result of these factors, we may not succeed in our business and we could go out of business.

We are in a competitive market, which could impact our ability to gain market share which could harm our financial performance.

The business of niche software consulting and infrastructure provider is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful competitors operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

If we are unable to raise additional capital to fund our operations, we will be unable to continue our business activities and you will lose all of your investment.

If we are unable to secure additional capital, at prices acceptable to us, we will be unable to continue our business activities.  There can be no assurance that we will be successful in obtaining adequate funding from third parties at a cost consistent with our resources.  If we are unable to continue our business activities, you will lose all of your investment.

The longevity of our business depends in part on our ability to enhance and sell the functionality of our current solutions and technology platform to remain competitive and meet customer needs.

Our consulting services must keep pace with existing technologies to properly service existing clients. As consultants, we are required to stay abreast of new developments in software advances and working these new systems into existing solutions we provide. There can be no assurance that we will be competitive with such a large field of consultants all competing with the latest systems. Also, the market for our services and the cloud infrastructure hardware and software systems we plan to introduce is characterized by rapid technological obsolescence, frequent new entrants, uncertain product life cycles, fluctuating customer demands, and evolving industry and government standards and regulations. We may not be able to successfully develop and market new, reliable, solutions that comply with present or emerging demands, standards and regulations on a cost-effective basis. The development of new equipment and software requires significant research, development, testing cycles and investment, and there is no guarantee that the software we have developed or will ultimately develop will outpace that of our competitors.

We may not be able to successfully deploy our solutions in a timely manner.

Our growth will largely depend on our ability to successfully deploy our solutions across a large portfolio of customers and an expanded geography that requires international deployment. Our ability to successfully deploy our equipment and services depends on many factors, including, among others, our ability to:

▪	properly staff, incentivize and mobilize personnel and subcontractors, including our installation and technology specialists;
▪	obtain upfront payment from our customers and additional financing to cover our inventory and other internal costs;
▪	expand and improve our technology.

4

If our information technology engagements are not commercially successful and/or do not generate revenues, our business would fail.

Information technology projects involve substantial risks, because it requires that we spend significant time based entirely on our preliminary evaluation of potential clients’ systems and equipment needs. It is impossible to predict the success of any project. The ability of a consulting project to be commercially successful can depend upon a variety of unpredictable factors, including, but not limited to:

▪	Clients’ demand for our services, which is always subject to change;
▪	the quality and availability of other consulting services competitively priced;
▪	the competition for services offered on the Internet, through other consultants or advisors; and
▪	the fact that many of the services we intend to offer are available in some form through other professionals and the Internet.

The consulting service we provide might be more expensive to provide than we anticipate.

We expect that future financing that we may obtain will provide the capital required to expand our personnel and provide us the resources to offer additional or more sophisticated information technology consulting services and potentially systems infrastructure to potential clients. Expenses associated with acquiring or training personnel to provide the information technology consulting services to our potential customers could increase beyond projected costs because of a range of factors such as an escalation in compensation rates and other personnel working on consulting or software services or in the number of personnel required to work on the clients, or because of problems or difficulties with software technology and equipment used by our personnel with customers. In addition, unexpected circumstances sometimes cause billings to exceed budget.

Competition in the information technology industry is strong. If we cannot successfully compete, our business may be adversely affected.

The marketplace in which we compete is intensely competitive and subject to rapid change. Our competitors include well established enterprises. Some of these competitors are based globally. We anticipate that we will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by us. Many of these competitors have greater name recognition and resources than us.

Additionally, potential competitors with established market shares and greater financial resources might introduce competing services. Thus, there can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse effect on our operations. Increased competition could result in lower than expected operating margins or loss of the ability to attract customers, either of which would materially and adversely affect our business, results of operation and financial condition.

If we are unable to obtain customers for our consulting services, our business will suffer and likely fail.

Because we lack the resources to advertise our information technology consulting services in traditional publications, we plan to enter into arrangements with other professional providers and independent contractors to market our consulting services. We also work by “word of mouth” and referrals from colleagues in the field. These measures are not always best in trying to grow a practice on a large scale, as we are trying to do. If resources permit, we plan to take on more marketing and advertising projects to further get our name out to the public. We cannot provide any assurance that we will be able to secure any favorable engagements with clients, or if we were able to, under terms that would allow us to cover expenses and be profitable. If we are unable to obtain adequate marketing, we may not have the ability to grow and reach the levels of revenue needed to survive. We could go out of business.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

5

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

We may fail to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all product categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary products. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

▪	difficulties integrating personnel from acquired entities and other corporate cultures into our business;
▪	difficulties integrating information systems;
▪	the potential loss of key employees of acquired companies;
▪	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or
▪	the diversion of management attention from existing operations

Our commercial success depends significantly on our ability to develop and commercialize our products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the smoke accessories industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

6

We do not have any intellectual property and, if we develop any, may not be able to adequately protect it from infringement by third parties.

Our business plan is significantly dependent upon exploiting the information technology consulting services we intend to offer to companies. We do not currently have any intellectual property although we believe that as we develop our systems and the way we consult, we will eventually develop trade secrets and other types of intellectual property. In the event that we develop intellectual property in the future, there can be no assurance that we will be able to control all of the rights for all of our future intellectual property or trade secrets that we may develop. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon these future intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect any future intellectual property or successfully prosecute potential infringement of any future intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights that we may obtain, or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect any future intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The information technology industry is subject to extensive and complex federal and state laws and regulations related to safety, conduct of operations, and payment for services. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in production schedules orders.

Federal and state governments may regulate certain aspects of the information technology consulting industry. Our ability to cost effectively market our services as they related to information technology projects could be affected by such regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition.

Reliance on information technology means a significant disruption could affect our communications and operations.

We increasingly rely on information technology systems for our internal communications, controls, reporting and relations with customers and suppliers and information technology is becoming a significantly important tool for our sales staff. Our marketing and distribution strategy are dependent upon our ability to closely monitor consumer and market trends on a highly specified level, for which we are reliant on our highly sophisticated data tracking systems, which are susceptible to disruption or failure. In addition, our reliance on information technology exposes us to cyber-security risks, which could have a material adverse effect on our ability to compete. Security and privacy breaches may expose us to liability and cause us to lose customers or may disrupt our relationships and ongoing transactions with other entities with whom we contract throughout our supply chain. The failure of our information systems to function as intended, or the penetration by outside parties’ intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.

Security and privacy breaches may expose us to liability and cause us to lose customers.

Federal and state laws require us to safeguard our wholesalers’ and retailers’ financial information, including credit information. Although we have established security procedures to protect against identity theft and the theft of our customers’ and distributors’ financial information, our security and testing measures may not prevent security breaches and breaches of privacy may occur and could harm our business. Typically, we rely on encryption and authentication technology licensed from third parties to enhance transmission security of confidential information in relation to financial and other sensitive information that we have on file.

7

Advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security or other developments may result in a compromise or breach of the technology used by us to protect customer data. Any compromise of our security could harm our reputation or financial condition and, therefore, our business. In addition, a party who is able to circumvent our security measures or exploit inadequacies in our security measures, could, among other effects, misappropriate proprietary information, cause interruptions in our operations or expose customers and other entities with which we interact to computer viruses or other disruptions. Actual or perceived vulnerabilities may lead to claims against us. To the extent the measures we have taken prove to be insufficient or inadequate, we may become subject to litigation or administrative sanctions, which could result in significant fines, penalties or damages and harm to our reputation.

Third parties may claim that we infringe their intellectual property and trademark rights.

Competitors in our markets may claim that we infringe their proprietary rights. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, injunctions against us or the payment of damages.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, we will not be required to provide a report on the effectiveness of its internal controls over financial reporting until our second annual report, and we will be exempt from auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

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We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

As an “Emerging Growth Company” under The Jobs Act, we are permitted to rely on exemptions from certain disclosure requirements

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

▪	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

▪	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

▪	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

▪	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Jacob Lakhany (President), David Wong (CFO & Director), and Hua SongXiu (Lead Investor), and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in the service industry. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

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Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified bilingual and “people friendly” personnel in the locations where we principally operate. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

Mr. Hua SongXiu and Family, whose interests may differ from other stockholders, has the ability to exercise significant control over us. Presently, he beneficially owns 90% of our common stock, and, assuming 100% of this offering is sold, he will continue to beneficially own approximately 90% or more.  He is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company.  He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Hua’s interests may not necessarily be in the best interests of the shareholders in general.

Our officers and directors do not have any significant prior experience conducting a best-efforts offering or management a public company.

Our officers and directors do not have any significant experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

 Risks Related To Ownership of Our Shares

As there is no minimum for our Primary Offering, if only a few persons purchase shares, they may lose their investment as we may be unable to make a significant attempt to implement our business plan.

Since there is no minimum number of shares that must be sold directly under this Primary Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. As such, we may not be able to meet the objectives we state in this prospectus or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail. If our business fails, investors will lose their entire investment.

We are selling this Primary Offering without an underwriter and may be unable to sell any shares.

This Primary Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our officers and directors, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the maximum amount of proceeds from this Primary Offering, we may have to seek alternative financing to implement our plan of operations.

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We may have difficulty selling shares under our Primary Offering because the selling shareholders are concurrently offering their shares under the Secondary Offering.

We may have difficulty selling shares under our Primary Offering because we may be competing with the selling security holders who are concurrently offering their shares under the Secondary Offering. In the event that our common shares are quoted on OTC Markets, the selling security holders will not be required to sell their shares at a fixed price of $0.03 per share.  Accordingly, the selling security holders may reduce the price of their shares which may hinder our ability to sell any shares under the Primary Offering.

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

Since our inception, we have relied on sales of our common shares to fund our operations.  We will likely be required to conduct additional equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common shares in order to fund our business operations. If we issue additional shares, your percentage interest in us could become diluted.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Markets. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Markets or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  government regulation of our products and services;
  the establishment of partnerships with sports development companies;
  intellectual property disputes;
  additions or departures of key personnel;
  sales of our common stock
  our ability to integrate operations, technology, products and services;
  our ability to execute our business plan;
  operating results below expectations;
  loss of any strategic relationship;
  industry developments;
  economic and other external factors; and
  period-to-period fluctuations in our financial results.

Because we are a start-up company with no revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

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Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration.

Because our directors are not independent they can make and control corporate decisions that may be disadvantageous to other common shareholders.

We intend to apply to have our common shares quoted on the OTC Markets, which does not have director independence requirements.  Using the definition of “independent” in NASDAQ Rule 5605(a)(2), we have determined that none of our directors are independent. Our directors have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  They also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

 Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt.  There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus. However, our management has the discretion to use the money as it sees fit and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

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Our securities are considered a penny stock.

Because our securities are considered a penny stock, shareholders will be more limited in their ability to sell their shares. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

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USE OF PROCEEDS

Primary Offering

We are offering a total of 5,000,000 shares at a price of $0.03 per share under our Primary Offering.  The shares being offered by us are being offered without the use of underwriters or broker-dealers and will be sold by our officers and directors.  No commissions or discounts will be paid in connection with the sale of the shares being offered by us.

The following table below sets forth the net proceeds assuming the sale of 25%, 50%, 75% and 100% of the Primary Offering. See also “Plan of Operation”.

Item	25%	50%	75%	100%
Gross proceeds	$37,500	$75,000	$112,500	$150,000
Estimated offering expenses	$10,000	$10,000	$10,000	$10,000
Software as a Service SaaS development	$10,000	$20,000	$30,000	$30,000
Cloud computing application development	$10,000	$20,000	$30,000	$30,000
Web development	$5,000	$20,000	$30,000	$30,000
Working capital	$2,500	$5,000	$12,500	$50,000

We plan to use the net proceeds of the Primary Offering as described above and for working capital, general corporate purposes and acquisitions. We do not have any acquisitions currently pending.

The principal purposes of this offering is to raise sufficient capital for us to implement our business plan, become a reporting under the Exchange Act and create a public market for our common shares.  If we are unable to sell any shares under the Primary Offering, we have sufficient funds to pay the costs of this offering.

Secondary Offering

The common shares offered by the selling security holders are being registered for the account of the selling security holders identified in this prospectus.  All net proceeds from the sale of these common shares will go to the respective selling security holders who offer and sell their common shares.  We will not receive any part of the proceeds from such sales of common shares.

SELLING SECURITY HOLDERS

Table of Selling Shareholders

The selling security holders named in this prospectus are offering all of the 1,000,000 common shares offered through this prospectus. These shares were acquired on March 2, 2021 in a private placement.

The following table provides as of October 25, 2021 information regarding the beneficial ownership of our common shares held by each of the selling security holders, including:

1.	the number of shares beneficially owned by each prior to this Offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be beneficially owned by each upon completion of the Offering;
4.	the percentage owned by each upon completion of the Offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

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Name Of Selling Security Holder(1)	Beneficial Ownership Before Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering(1)
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
Infinite Space Investment Ltd.(3)	5,000,000	33%	250,000	4,750,000	32%
Blocklink Ltd.(4)	4,000,000	27%	250,000	3,750,000	25%
Sky High Tech Ltd.(5)	3,000,000	20%	250,000	2,750,000	18%
Scrypt Limited (6)	1,500,000	10%	250,000	1,250,000	8%
TOTAL	13,500,000	90%	1,000,000	12,500,000	83%

Notes:

*	Represents less than 1%.
(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
(2)

Except as otherwise indicated, all shares are owned directly, and the percentage shown is based on 15,000,000 shares of common stock issued and outstanding on September 30, 2021. Does not take into account shares that may be issued in our Primary Offering.

(3)	Hua SongXiu has voting and disposition power over these shares.
(4)	Hua SongXiu has voting and disposition power over these shares.
(5)	Hua SiXin has voting and disposition power over these shares.
(6)	Tong I Tony Family Trust has voting and disposition power over these shares. TONG Cho Sam and YIP Kam Cheuk have voting and disposition power over trust property.

Except as disclosed above and in this Prospectus, none of the selling security holders:

(i)	has had a material relationship with us other than as a shareholder at any time within the past two years; or

(ii)	has ever been one of our officers or directors.

PLAN OF DISTRIBUTION AND DETERMINATION OF OFFERING PRICE

Primary Offering

We are offering 5,000,000 shares at a fixed price of $0.03 per share even if a public trading market for our common shares develops.  The $0.03 fixed per share offering price for the duration of this offering was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

This offering is being made by us without the use of outside underwriters or broker-dealers.  The shares to be sold by us will be sold on our behalf by our officers and directors.  They will not receive commissions or proceeds or other compensation from the sale of any shares on our behalf.

Our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.	Our officers and directors will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

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3.	Our officers and directors are not, nor will they be at the time of participation in the offering, associated persons of a broker-dealer; and

4.	Our officers and directors meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they: (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not broker or dealers, or been associated persons of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii).

Secondary Offering

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the Selling Stockholders and any of its transferees, pledgees, assignees, donees, and successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock.

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered if hereby on the OTC Markets or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. Until that happens, these sales must be at a fixed price of $0.03 per share. The Selling Stockholders may use any one or more of the following methods when selling securities:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
▪	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
▪	an exchange distribution in accordance with the rules of the applicable exchange;
▪	privately negotiated transactions;
▪	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
▪	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
▪	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
▪	a combination of any such methods of sale; or
▪	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DILUTION

We intend to sell 5,000,000 shares of our Common Stock at a price of $0.03 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 5,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price
	No of Shares	Percent	Amount	Percent	Per Share
Existing Shareholders	15,000,000	75%	15,000%		$0.001
Purchasers of Shares	5,000,000	25%	150,000%		$0.03
Total

Our historical net tangible book equity as of June 30, 2021 was $15,000 or $0.001 per share. Historical net tangible book deficit per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2021. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

If 100% of the offered shares are sold we will receive the maximum proceeds of $150,000, after offering expenses have been deducted.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of October 25, 2021 there were 15,000,000 shares of our common stock issued and outstanding. Our common shares are currently held by 50 stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Convertible Debt

On March 3, 2021, the Company entered into a convertible loan agreement with a substantial shareholder and borrowed the amount of $20,000 from the shareholder. The convertible loan is interest-free and due in one year from the initial borrowing date. The loan is convertible to the Company’s common share at a price of 0.003 per share.

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Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

ZH CPA, LLC has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. ZH CPA, LLC has presented their report with respect to our audited financial statements. The report of ZH CPA, LLC is included in reliance upon their authority as experts in accounting and auditing.

OUR BUSINESS

Com2000, Inc. was formed in the State of Nevada on October 18, 2020. Com2000 is a start-up company and is in the business of consulting for clients on emerging internet software solutions. Our services include internet software development, Python, Java, blockchain and smart contract system development, e-commerce payment solutions, cloud and distributed computing systems development, and related IT consulting services. In addition, the company plans to be an infrastructure e-commerce and solutions provider.

Internet Software Consulting

We are a Nevada corporation and our programmers and software consultants have presence in Nevada, California, Minnesota, and South Dakota. Currently, our clients are in Texas and internationally. We intend to expand our services to other areas of the United States and abroad.

The history of computing started with mainframes and terminals in the 1970s, a PC revolution in the 1980s. As time went on, there have been developments in (PC) client-servers, Internet servers to mail and news clients, web servers to browser clients and cloud servers to iPhone/Android devices.

In terms of web servers to browser clients, there are many way to render web pages: SSR (server-side rendering), CSR (client-side rendering), static rendering and prerendering, rehydration, and others.

Server-side programming languages include: JavaScript (Node), PHP, Python, Perl, Ruby, Scala, Java, Go, ASP.NET, and others. However, with the growing popularity of client-side programming language JavaScript and the frameworks such as Angular, React and Vue.js, developers can now deliver web pages more efficiently that provide an incredibly fast user experience.

With 30 years of internet programming experience held collectively by our management and programmers, we believe that we can deliver solid consulting solutions to our clients using the latest technology available.

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Cloud Infrastructure, E-commerce and Solution Provider

Through our online e-commerce portal (https://Com2000.com), which is still under development, we plan to offer the most cost-effective cloud infrastructure solutions to businesses. Our planned solutions include reselling of OEM or customized computer servers, networking equipment, and deployment to private, co-location, and hybrid clouds. We also intend to provide end-to-end solutions to connect private and co-location assets to their public cloud deployments as hybrid clouds.

We plan to design, customize and sell application optimized, high performance servers with cost effective internet server and cloud networking solutions. To meet the needs of various cloud and internet applications, our plan is to adjust the amount of computer memory, CPU (Computer Processing Unit) power, GPU (Graphics Processing Unit, or Graphics Card for complex data analytics, crypto currency mining, artificial intelligence and deep learning), hard drive or solid state drives for storage, and other input/output networking components so computers servers in data centers can talk to each other or deliver content to end users via the internet. We believe our modular cluster of computers approach will enable us to offer our clients flexibility and customization by providing large clusters of computer servers that deliver high levels of reliability, speed, and scalability. As end users and businesses increase their computing requirements, our scale-out architecture clusters of computer servers should enable businesses to add computing and storage capacity and network throughput incrementally without significantly disrupting existing systems. As a result, our complete server systems and networking solutions are optimized for the best performance, power efficiency and total cost of ownership. We plan to sell our server systems and components directly to our clients or through our partners.

Our Competitive Strengths

While the pandemic has hindered and even destroyed many industries, internet software consulting, cloud infrastructure e-commerce and solution provider companies are thriving. Most of the tech industry workers can and do work from home like us. Our meetings are mostly virtual over the phone or over the internet by using Zoom, Google Meet, Skype, WhatsApp, and other such applications.

Since we are still a small startup, most of our clients are SMEs (Small and Mid-size Enterprises) that are too small for the big elephant solution providers. On the other hand, small competitors like us are usually local to a certain city or state in the US. However, we do have presence and relationships around the USA and around the world. This make us very cost-effective and highly competitive for SMEs that need to reach out to a larger geographic region to conduct cross state, cross border and/or cross continent commerce for a global solution.

Competition

The Company operates in a very competitive environment and competes with companies who have more resources and brand recognition. Global behemoth such as HP, IBM, Accenture, Sales Force, Oracle, and Indian Outsourcing companies such as Infosys, Wipro, etc and hundreds and thousands of smaller vendors saturated the internet software consulting, cloud infrastructure and solution markets. For the most part, the majority of them are indistinguishable from one another. Most of the solution providers are relatively small and they may be started as independent contractors working for small number of clients like us.

Key Competitors in the market include Atos SE, Accenture, Capgemini, CGI Group Inc., Cognizant, Deloitte Touche Tohmatsu Limited, Ernst & Young Global Limited, IBM Corporation, Oracle, PwC, and SAP SE. In August 2018, Cognizant acquired SaaSfocus, a cloud consulting partner in the Asia Pacific region with operations in India and Australia. The acquisition helped Cognizant to develop transformative digital solutions for its clients in India and Australia. Furthermore, the players in the market are focusing on providing software consulting services for manufacturing companies. The companies are also focusing on expanding their businesses and strengthening market positions worldwide through mergers and acquisitions. For instance, in May 2018, CGI Group Inc. acquired Facilité Informatique, an IT consulting firm. The acquisition is anticipated to help the former company to strengthen its market position in Canada.

Revenue

Our revenue is to be generated from internet software development and distributed computing consulting.

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Employees

We are a start-up company and currently have 4 persons working for us:

Jacob Lakhany, President, who is in charge of the core business processes, marketing and PR.

Michael Gaard, Chairman and Director

David Wong, CFO and Director.

Victor Tong, Company Secretary and Director.

We intend to outsource any additional services if the business requires so.

Intellectual Property

We do not own any patents or trademarks.

Government Regulation

We operate in an increasingly complex legal and regulatory environment. Our business and the products and services that we offer are subject to a variety of federal, state and local laws and regulations and the rules and standards of the payment networks that we utilize to provide our electronic payment services, as more fully described below.

Dodd-Frank Act

The Dodd-Frank Act and the related rules and regulations have resulted in significant changes to the regulation of the financial services industry. Changes impacting the electronic payments industry include providing merchants with the ability to set minimum dollar amounts for the acceptance of credit cards and to offer discounts or incentives to entice consumers to pay with cash, checks, debit cards or credit cards, as the merchant prefers. New rules also contain certain prohibitions on payment network exclusivity and merchant routing restrictions. Additionally, the Durbin Amendment to the Dodd-Frank Act provides that the interchange fees that certain issuers charge merchants for debit transactions will be regulated by the Federal Reserve and must be “reasonable and proportional” to the cost incurred by the issuer in authorizing, clearing and settling the transactions. Rules released by the Federal Reserve in July 2011 to implement the Durbin Amendment mandate a cap on debit transaction interchange fees for issuers with assets of $10 billion or greater.

The Dodd-Frank Act also created the Consumer Financial Protection Bureau (the “CFPB”), which has assumed responsibility for most federal consumer protection laws, and the Financial Stability Oversight Council, which has the authority to determine whether any non-bank financial company, such as us, should be supervised by the Board of Governors of the Federal Reserve System because it is systemically important to the U.S. financial system. Any new rules or regulations implemented by the CFPB or the Financial Stability Oversight Council or in connection with Dodd-Frank Act that are applicable to us, or any changes that are adverse to us resulting from litigation brought by third parties challenging such rules and regulations, could increase our cost of doing business or limit permissible activities.

Privacy and Information Security Regulations

We provide services that may be subject to privacy laws and regulations of a variety of jurisdictions. Relevant federal privacy laws include the Gramm-Leach-Bliley Act of 1999, which applies directly to a broad range of financial institutions and indirectly, or in some instances directly, to companies that provide services to financial institutions. These laws and regulations restrict the collection, processing, storage, use and disclosure of personal information, require notice to individuals of privacy practices and

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provide individuals with certain rights to prevent the use and disclosure of protected information. These laws also impose requirements for safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. Our business may also be subject to the Fair Credit Reporting Act, which regulates the use and reporting of consumer credit information and also imposes disclosure requirements on entities who take adverse action based on information obtained from credit reporting agencies. In addition, there are state laws restricting the ability to collect and utilize certain types of information such as Social Security and driver’s license numbers. Certain state laws impose similar privacy obligations as well as obligations to provide notification of security breaches of computer databases that contain personal information to affected individuals, state officers and consumer reporting agencies and businesses and governmental agencies that own data.

Anti-Money Laundering and Counter-Terrorism Regulation

Our business is subject to U.S. federal anti-money laundering laws and regulations, including the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, which we refer to collectively as the “BSA.” The BSA, among other things, requires money services businesses to develop and implement risk-based anti-money laundering programs, report large cash transactions and suspicious activity and maintain transaction records. We are also subject to certain economic and trade sanctions programs that are administered by the Treasury Department’s Office of Foreign Assets Control, or OFAC, that prohibit or restrict transactions to or from or dealings with specified countries, their governments and, in certain circumstances, their nationals, narcotics traffickers and terrorists or terrorist organizations. Similar anti-money laundering, counter terrorist financing and proceeds of crime laws apply to movements of currency and payments through electronic transactions and to dealings with persons specified on lists maintained by organizations similar to OFAC in several other countries and which may impose specific data retention obligations or prohibitions on intermediaries in the payment process. We have developed and continue to enhance compliance programs and policies to monitor and address related legal and regulatory requirements and developments.

We and many of our merchants are subject to Section 5 of the Federal Trade Commission Act prohibiting unfair or deceptive acts or practices, or UDAP. In addition, the UDAP and other laws, rules and or regulations, including the Telemarketing Sales Act, may directly impact the activities of certain of our merchants, and in some cases may subject us, as the merchant’s payment processor or provider of certain services, to investigations, fees, fines and disgorgement of funds if we are deemed to have aided and abetted or otherwise provided the means and instrumentalities to facilitate the illegal or improper activities of the merchant through our services. Various federal and state regulatory enforcement agencies including the Federal Trade Commission and the states attorneys general have authority to take action against non-banks that engage in UDAP or violate other laws, rules and regulations and to the extent we are processing payments or providing services for a merchant that may be in violation of laws, rules and regulations, we may be subject to enforcement actions and as a result may incur losses and liabilities that may impact our business.

Other Regulations

We are subject to U.S. federal and state unclaimed or abandoned property (escheat) laws which require us to turn over to certain government authorities the property of others we hold that has been unclaimed for a specified period of time such as account balances that are due to a distribution partner or merchant following discontinuation of its relationship with us. The Housing Assistance Tax Act of 2008 requires certain merchant acquiring entities and third-party settlement organizations to provide information returns for each calendar year with respect to payments made in settlement of electronic payment transactions and third-party payment network transactions occurring in that calendar year. Reportable transactions are also subject to backup withholding requirements.

Payment Network Rules and Standards

Payment networks establish their own rules and standards that allocate responsibilities among the payment networks and their participants. These rules and standards, including the PCI DSS, govern a variety of areas including how consumers and merchants may use their cards, data security and allocation of liability for certain acts or omissions including liability in the event of a data breach. The payment networks may change these rules and standards from time to time as they may determine in their sole discretion and with or without advance notice to their participants. These changes may be made for any number of reasons, including as a result of changes in the regulatory environment, to maintain or attract new participants, or to serve the strategic initiatives of the networks and may impose additional costs and expenses on or be disadvantageous to certain participants. Participants are subject to audit by the payment networks to ensure compliance with applicable rules and standards. The networks may fine and penalize and/or suspend the registration of participants for certain acts or omissions or the failure of the participants to comply with applicable rules and standards.

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An example of a recent standard is EMV, which is mandated by Visa, MasterCard, American Express and Discover to be supported by payment processors by April 2013 and by merchants by October 2015. This mandate sets new requirements and technical standards, including requiring IPOS systems to be capable of accepting the more secure “chip” cards that utilize the EMV standard and setting new rules for data handling and security. Processors and merchants that do not comply with the mandate or do not use systems that are EMV compliant risk fines and liability for fraud-related losses.

To provide our electronic payments services, we must be registered either indirectly or directly as service providers with the payment networks that we utilize. Because we are not a bank, we are not eligible for membership in certain payment networks, including Visa and MasterCard, and are therefore unable to directly access these networks. The operating regulations of certain payment networks, including Visa and MasterCard, require us to be sponsored by a member bank as a service provider. We are not registered with any payment networks. In due course we plan to set up the necessary sponsorships with our banking connections. Any agreement with our bank sponsors give them substantial discretion in approving certain aspects of our business practices including our solicitation, application and qualification procedures for merchants and the terms of our agreements with merchants.

PROPERTIES

We currently do not own any real property. Our mailing address is located at: 1575 W Horizon Ridge Pkwy, #531401, Henderson, NV 89012, USA. Due to COVID-19, we are currently operating from our home offices in Minnesota, South Dakota, California, and Nevada.

During the COVID-19 pandemic, members of our company have been working from various homes and offices that are reimbursed by us. Depending on available resources and any existing COVID restrictions, we plan to enter into rental agreement(s) for office space.

LEGAL PROCEEDINGS

We are not a party to any other legal proceedings and, to our knowledge, no other legal proceedings are pending, threatened or contemplated.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Holders of Our Shares

As of the date of this prospectus, there were 15,000,000 common shares and 50 registered common shareholders.

Public Market

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on OTC Markets upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Transfer Agent and Registrar and Warrant Agent

We intend to retain a transfer agent once we have completed our offering. We are in discussions with Empire Stock Transfer, Inc. in Henderson Nevada for these services.

Dividend Rights

We have never declared, nor paid, any dividend since our incorporation and does not foresee paying any dividend in the near future since all available funds will be used to conduct exploration activities.  Any future payment of dividends will depend on our financing requirements and financial condition and other factors which the board of directors, in its sole discretion, may consider appropriate.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  Delaware law, however, does prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Equity Compensation Plans

On March 2, 2021, our Board has approved the COM2000 EQUITY INCENTIVE COMPENSATION PLAN 2021 ( the “Plan”). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with us, to provide additional incentive to employees, directors and consultants, and to promote our success. Under the Plan, we are currently able to issue up to an aggregate total of 1,500,000 Restricted Common Shares as incentive compensation plan stock awards and other offerings.

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FINANCIAL STATEMENTS

Our audited financial statements for the period from inception (October 18, 2020) to June 30, 2021 are presented as follows:

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Com2000, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Com2000, Inc. (the “Company”) as of June 30, 2021 and the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for the period from inception on October 18, 2020 to June 30, 2021, and the related notes (referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021, and the results of its operations and its cash flows for the period from inception on October 18, 2020 to June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not established revenue sufficient to cover its operation costs that raises substantial doubt about its ability to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ZH CPA, LLC

We have served as the Company’s auditor since 2021 Denver, Colorado October 25, 2021

1600 Broadway, Suite 1600, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us

F-2

Com2000, Inc.

Balance Sheet

June 30,
2021
ASSETS

Cash	$9,362
Total Current Assets	9,362

Total Assets	$9,362

LIABILITIES AND STOCKHOLDERS' EQUITY

Other liabilities	$4,913
Convertible loan	20,000
Director loan	56,600
Officer loan	4,000
Total current Liabilities	$85,513

Total Liabilities	$85,513

Stockholders' Equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 15,000,000 shares issued and outstanding	15,000
Accumulated deficit	(91,151)

Total Stockholders’ Equity	(76,151)

Total Liabilities and Stockholders' Equity	$9,362

The accompanying notes are an integral part of these financial statements.

F-3

Com2000, Inc.

Statement of Operations

For the period from inception (October 18, 2020) to June 30, 2021
Revenue:
Consulting income	$40,000
Total revenue	40,000

Operating expenses:
Contractor expenses	$66,500
General & administrative expenses	15,067
Professional fees	11,500
Rent expenses	31,134
Other expenses	6,950
Total operating expenses	131,151

Net loss	(91,151)

Basic & diluted net loss per share	$(0.01)

Weighted average number of ordinary shares-basic and diluted	7,058,824

The accompanying notes are an integral part of these financial statements.

F-4

Com2000, Inc.

Statement of Changes in Stockholders' Equity

For the period from inception (October 18, 2020) to June 30, 2021

	Shares	Shares amount	Accumulated Deficit	Total deficit

Balance, October 18, 2020 (inception)	—	$—	$—	$—
Net loss	—	—	(91,151)	(91,151)
Share issuance	15,000,000	15,000	—	15,000
Balance, June 30, 2021	15,000,000	$15,000	$(91,151)	$(76,151)

The accompanying notes are an integral part of these financial statements.

F-5

Com2000, Inc.

Statement of Cash Flows

For the period from inception (October 18, 2020) to June 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(91,151)
Adjustments to reconcile net Loss to net cash used by operations:
Non-cash items:
Contributed services by director and officer	60,600
Changes in operating assets and liabilities:
Other liabilities	$4,913

Net cash used in Operating Activities	(25,638)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible loan	20,000
Proceeds from common stock	15,000
Net cash provided by Financing Activities	35,000

Net increase in cash	9,362

Cash, beginning of period	—

Cash, end of period	$9,362

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Income tax paid	$—
Interest paid	$—

The accompanying notes are an integral part of these financial statements.

F-6

COM2000, Inc.

Notes to the Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Com2000, Inc. (the “Company” or “Com2000”) is a software development company incorporated on October 18, 2020 in the State of Nevada. Com2000 is a start-up company and is in the business of emerging internet software consulting for clients on emerging internet software solutions. The Company’s services include internet software development, Python, Java, blockchain and smart contract system development, e-commerce payment solutions, cloud and distributed computing systems development, and related IT consulting services.

The company also plans to be an cloud infrastructure e-commerce and solutions provider.

The Company’s programmers and software consultants have presence in Nevada, California, Minnesota, and South Dakota. Currently, The Company’s clients are in Texas, USA, and internationally. The Company intends to expand our services to other areas of the United States and abroad.

Internet Software Consulting

With 30 years of internet programming experience held collectively by the Company’s management and programmers, the Company strives to deliver solid consulting solutions to its clients using the latest technology.

Cloud Infrastructure, E-commerce and Solution Provider

Through its online e-commerce portal (https://Com2000.com ), which is still under construction, the Company plans to offer the most cost-effective cloud infrastructure solutions to businesses. The Company’s solutions include reselling of OEM or customized computer servers, networking equipment, and deployment to private, co-location, and hybrid clouds. The Company also provides end-to-end solutions to connect private and co-location assets to their public cloud deployments as hybrid clouds.

The Company intends to design, customize and sell application optimized, high performance servers yet with cost effective internet server and cloud networking solutions. To meet the needs of various cloud and internet applications, the Company plans to adjusts the amount of computer memory, CPU (Computer Processing Unit) power, GPU (Graphics Processing Unit, or Graphics Card for complex data analytics, crypto currency mining, artificial intelligence, and deep learning, etc.), hard drive or solid state drives for storage, and other input/output networking components so computers servers in data centers can talk to each other or deliver content to end users via the internet. The Company’s modular cluster of computers approach enables it to offer clients flexibility and customization by providing large clusters of computer servers that delivers high levels of reliability, speed, and scalability. The Company plans to sells its server systems and components directly to our clients or through its partners.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in in conformity with accounting principles generally accepted in the United States of America ("GAAP") and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an "emerging growth company," as defined in Section 2(a) of the Securities Act of 1933, as amended (the "Securities Act"), as modified by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act''), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

F-7

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company's financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Going concern consideration

At June 30, 2021, the Company had cash of $9,362 and a working capital deficit of $76,151. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are issued. Until sufficient revenues are earned to operate profitably, management intends to issue additional shares of its common stock for cash, services, or expenses paid on behalf of the Company. There is no assurance that the Company's plans to raise capital will be successful in any of its endeavors or become financially viable and continue as a going concern.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There is no cash equivalents as of June 30, 2021.

Accounts Receivable

Provision is made for doubtful accounts based on anticipated collection losses. Estimated losses are determined from historical collection experience and a review of outstanding receivables. Collateral or other security is not required to support accounts receivable.

Revenue Recognition

The Company currently generates revenues primarily by provision of internet software consulting services to its customers. Revenue is recognized when the following four revenue recognition criteria are met:

(i)	Persuasive evidence of an arrangement exists,

(ii)	Delivery has occurred or services have been rendered,

(iii)	The selling price is fixed or determinable, and

(iv)	Collectability is reasonably assured.

Revenue for interest software services is recognized at a point in time upon the transferring control of services to the customers.

F-8

Income taxes

Current income taxes are provided on the basis of net profit for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of comprehensive income in the period of the enactment of the change.

The Company considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Company has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Company classifies interest and penalties recognized on the liability for unrecognized tax benefits as income tax expense.

There were no current and future income tax provision recorded for the period ended June 30, 2021 since the Company was a start-up company and did not generate positive taxable income in this period.

Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with FASB ASC 260 “Earnings per Share.” Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of June 30, 2021.

Standard Warranty Provision

Warranty provisions represent estimated costs of fulfilling the Company’s obligations under standard limited software consulting service warranties at the time of completion. The liability for standard warranties is included in accrued other current liabilities in the Balance Sheet. The specific warranty terms and conditions vary depending upon the consulting services, but generally includes technical support and labor over a period of six months. Factors that affect the Company’s warranty liability include the number of clients currently under warranty, historical and anticipated rates of warranty claims on similar software consulting services, and cost per claim to satisfy the Company’s warranty obligation. The anticipated rate of warranty claims is the primary factor impacting the estimated warranty obligation. Warranty claims are relatively predictable based on our developers’ historical experience of dealing with clients’ claim rates. If actual results differ from the estimates, the Company revises its estimated warranty liability. As of June 30, 2021, the estimated warrant provision is insignificant due to the factors of: i) there were limited consulting service sales made during the period ended June 30, 2021 as the Company was newly incorporated; ii) our developers historically had nearly not received warrant claims from their clients in the past; and iii) there was only one client still under warranty and the remaining warranty time was only 3 months.

Recent Accounting Pronouncements

The Company has reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

F-9

NOTE 3. RELATED PARTY TRANSACTIONS

During the period ended June 30, 2021, the Company received work services from the Company’s Corporate Secretary and Director and an officer. As of June 30, 2021, a total of $56,600 of the work services from the Company’s Corporate Secretary and Director and a total loan of $4,000 working services from the officer remained unpaid. The Company entered into agreements with these two individuals and transferred the amount into loans. These loans are non-interest bearing and due on the earliest of January 1 or within 1 month from the date that the Company goes public.

In additional, during the period ended June 30, 2021, the Company received a convertible loan in the amount of $20,000 from a substantial shareholder. Refer to Note 5.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company has 75,000,000 shares of common stock, $0.001 par value per share, authorized. On March 2, 2021, the Company issued 15,000,000 shares of common stock at a price of $0.001 per share (par value) for total cash consideration of $15,000.

NOTE 5 – CONVERTIBLE LOAN

On March 3, 2021, the Company entered into a convertible loan agreement with a substantial shareholder and borrowed the amount of $20,000 from the shareholder. The convertible loan is interest-free and due in one year from the initial borrowing date. The loan is convertible to the Company’s common share at a price of $0.03 per share.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Operating lease

The Company entered into three office rental agreements for uses of home offices of its management. The home offices are located in Nevada, California and South Dakota. The rental agreements are all on month-to-month basis and the monthly rental rates are $250, $2,000, and $500 respectively for these three offices

Contingencies

As of June 30, 2021, the Company is not a party to any material legal or administrative proceedings.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events,” the Company has analyzed its operations subsequent to June 30, 2021, through the date when financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

MANAGEMENT’S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Cautionary Note Regarding Forward-Looking Statements” at the beginning of this prospectus.

Plan of Operation

Our plan of operations is as follows:

We expect to complete our public offering within a reasonable period of time after the effectiveness of our registration statement by the Securities and Exchange Commission. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our service. If we are unable to obtain minimum funding of approximately $75,000 (If 50% of the shares sold), our business may fail.

As of today, we have developed terms of reference, completed the design of our web application, created an ecommerce store and, currently find ourselves at the server and application development stage. The web application is expected be launched in December 2021 on the internet world wide web.

Our cash needs for the next twelve months (estimated at between $75,000 and $150,000) and plan of operations following the completion of our public offering is as follows:

USE OF PROCEEDS

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	1,250,000	2,500,000	3,750,000	5,000,000

Gross Proceeds	$37,500	$75,000	$112,500	$150,000
Offering expenses	$10,000	$10,000	$10,000	$10,000
Net Proceeds	$20,000	$50,000	$80,000	$110,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Accounting firm services	$9,000	$9,000	$9,000	$9,000
Office	$1,000	$1,000	$1,000	$1,000
Application development	0	15,000	20,000	20,000
Extra application features development	$0	$0	$15,000	$20,000
Website development	$0	$5,000	$10,000	$20,000
Marketing and advertising	$0	$10,000	$15,000	$30,000

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Application Development

We plan on spending 1 to 5 months developing the mobile application. To pay the further development, at least 50% of our shares must be sold. We need to sell at least 75% of shares to cover the expenses of maintaining of our application. As the business grows and develops, we might consider upgrading the design of the website to enhance the usability experience of the application and make it more attractive for the potential users. To do so we are likely to hire professionals to work out the structure of the Android and Apple Markets and design the tabs and maintain the whole application. We expect it to be a costly procedure which demands all 100% shares to be sold. If we fail to sell the minimum funds required to finish development of “Com2000”, its Co-Founder (Co-Founding Investor : Infinite Space Investment Ltd. ) has committed to loan funds of $20,000 to the company for its further development.

Website Development

We plan on spending 1 to 6 months developing a Com2000 web platform. We plan to start off with a simple website on a free and open-source content management system (CMS) for publishing web content. We need to sell at least 25% of shares to cover the expenses on the annual fee for hosting and subscription. As the business grows and develops and if 50% of the offering is sold, we will upgrade the design of the website to enhance the usability experience of our platform and make it more attractive for the potential users. To do so we are likely to move onto our own website, hire professionals to provide the web content, work out the structure of the platform and design the web pages, and maintain the whole platform. We expect it to be a costly procedure which demands all 100% shares to be sold.

Marketing and advertising

A significant part of our expenses will be for marketing and advertising since we understand that the better we actively position our company the more users we are likely to attract. We plan to develop our advertising campaign in 2 to 12 months. These expenses will vary from $10,000 to $30,000 depending on the number of shares sold. To initiate our marketing and advertising campaign we need at a minimum of $10,000 to well-advertise the application, however, in order to make it more powerful and speaking across the Europe or the US, we need to collect around $15,000, which requires at least 50% of shares to be sold. This sum will be spent on filling the social networks with content and on buying advertising slots for In-app-advertisement. In order to collect funds for promotional videos we will need to sell at least 75% of shares. We need to sell 100% of shares in order to pay a yearly subscription for the Google AdWords and to conduct a successful SEO (Search Engine Optimization) campaign, which helps to advance in the search inquiries of popular web engines, such as Google.com.

Results of Operations from Inception (October 18, 2020) to June 30, 2021

Revenues

We generated revenues of $40,000 from inception to June 30, 2021. These revenues are a result of our consulting services. We hope to generate increased revenues in future quarters as we ramp up consulting operations with proceeds from our offering and begin to monetize our software and equipment offerings.

Operating Expenses

We had operating expenses of $131,151 from inception to June 30, 2021. Our operating expenses are largely comprised of payments to our contractors / programmers of $66,500, home office rent expense of $31,134, general and administrative expenses of $15,067 and professional fees of $11,500.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to administrative and operating costs associated with our business activities and the professional fees associated with our reporting obligations under the Securities Exchange Act of 1934.

Net Loss

We had a net loss of $91,151 from inception to June 30, 2021.

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Liquidity and Capital Resources

As of June 30, 2021, we had total current assets of $9,362 and total current liabilities of $85,513. We had working capital deficit of 76,151 as of June 30, 2021.

Operating activities used $25,638 in cash for the period from inception to June 30, 2021. Our negative operating cash flow was mainly the result of our net loss for the period.

Financing activities provided $35,000 in cash for the period from inception to June 30, 2021. Our positive financing cash flow was mainly from issuance of common stocks and loans from our substantial shareholder.

Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis. We will have no capital available to us if we are unable to raise money from this offering or find alternate forms of financing, which we do not have in place at this time.

There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Our plan specifies a minimum amount of $75,000 in additional operating capital to operate for the next twelve months. If we are unable to raise $75,000 from this offering, our business will be in jeopardy and we could be formed to suspend our operations or go out of business. Our long term growth plan calls for a raise of $150,000 to fund our growth plans. If we are unable to raise this money, our growth plans will be frustrated. There can be no assurance that this offering will be successful.  You may lose your entire investment.

Off-Balance Sheet Arrangements

As of June 30, 2021, there were no off-balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of our company as a going concern. However, our revenues for the period from inception to June 30, 2021 has not been able to support our operating expenses. We have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that we will be dependent, for the near future on additional investment capital to fund operating expenses. We intend to position the company so that we may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

Emerging Growth Company Status

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

▪	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

▪	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

▪	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and positions of our executive officers and directors as of the date hereof.

NAME	AGE	POSITION
Michael Gaard	67	Chairman, Director
Jacob Lakhany	44	President, Chief Marketing Officer and PR/IR
David Wong	53	Chief Financial Officer , Director
Victor Tong	50	Company Secretary, Director

Michael Gaard - Chairman, Director

Michael Gaard is an experienced business executive with demonstrated competencies in business and IT strategy, business transformation, software development and service delivery.  Mike served as a financial services partner with Andersen Consulting and PWC with responsibility for the North America retail banking consulting services group.  He gained leading edge software development and deployment as a member of the management team of Information Advantage responsible for the data warehouse practice for the healthcare and financial services industries.  Mike led the North America financial services practice for Unisys as General Manager of the Retail Banking Group. He is currently leader of the Contata Solutions enterprise marketing services group. He has specific expertise in business transformation including work with business intelligence/decision support systems, business process management, and large-scale transaction processing businesses.

Jacob Lakhany – President, Chief Marketing Officer and PR/IR

Mr. Jacob Lakhany, age 44, is the President , Chief Marketing Officer, and PR/IR Director. Mr. Lakhany brings 20 years of experience in management, sales/marketing, and investor relations from his executive positions at Webplus, Inc., Pacificnet, Inc., and TalentSoft, Inc. Mr. Lakhany is a founder of ecommerce order fulfillment provider and portal ShippingSidekick.com. He also brings over 20 years of tech experience in his roles at ecommerce and web tools providers Webplus, Inc. and Talentsoft. Mr. Lakhany also brings experience as a Quality Assurance Supervisor for APAC Customer Service, a leading CRM call center services company listed on NASDAQ, where he gained experience in the outsourced telemarketing industry overseeing service quality and relationships with companies such as Citibank, Sears, Shell, Chase Manhattan, and Bank One.

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David Wong - Chief Financial Officer and Director

Mr. Wong brings over 20+ years of Software, Information Technology, and Wall Street experience to Com2000’s Board of Directors. Prior to joining Com2000 Inc., he spent eight years as a Managing Director of investment banking at E-Tech Securities. Mr. Wong has also previously held senior positions at Kingdee Software, Morgan Stanley and Prudential Securities. Mr. Wong graduated from the University of California, San Diego with a B.A. in Economics and a B.S. in Cognitive Science.

Victor Tong - Company Secretary and Director

Victor Tong is the Founder and Chief Evangelizing Officer at Webplus. He is an experienced serial entrepreneur and an evangelist to angel investors and entrepreneurs in the US. Mr. Victor Tong graduated with honors with a Bachelor of Science in Physics from the University of Minnesota. He started the prior entity of Webplus back in 1994. In 1997 he sold his GoWeb and was recognized as the youngest "City Business 40 Under 40" in Minnesota. Mr. Tong excels in designing and deploying low cost high performance, high availability, and high security web sites and mobile apps across USA and Asia, cloud computing, distributed database and file servers, Python/JavaScript/PHP/C/C++/Java/bash, Solidity smart contract programing and blockchain design, web crawling, e-commerce, network security/VPN, and performance tuning.

Term of Office

Our directors are elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our board of directors and hold office until removed by our board of directors or until their successors are appointed.

Family Relationships

There are no family relationships between our executive officers and directors.

Other Significant Employees

Other than our executive officers, we do not currently have any significant employees.

Involvement in Certain Legal Proceedings

Aside from the following, during the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities: i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ii. Engaging in any type of business practice; or iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

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4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: i. Any Federal or State securities or commodities law or regulation; or ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued to our named executive officers, as that term is defined in Item 402(m)(2) of Regulation S-K, from inception to June 30, 2021.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jacob Lakhany President and PR/IR Dir.	2021	0	0	0	0	0	0	0	0
David Wong CFO & Director	2021	0	0	0	0	0	0	0	0
Victor Tong Company Secretary	2021	0	0	0	0	0	0	0	0

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Narrative to Summary Compensation Table

During the period ended June 30, 2021, the Company received work services from Victor Tong and Jacob Lakhany. As of June 30, 2021, a total of $56,600 of the work services from Mr. Tong and a total loan of $4,000 working services from Mr. Lakhany remained unpaid. The Company entered into oral agreements with these two individuals and transferred the amount into loans. These loans are non-interest bearing and due on the earliest of January 1 or within 1 month from the date that the Company goes public.

The Board has approved the COM2000 EQUITY INCENTIVE COMPENSATION PLAN 2021 ( the “Plan”). We reserve the right to compensate our officers in the future with cash, stock, options, or some combination of the above.

Outstanding Equity Awards At Fiscal Year End

As at June 30, 2021, we have not issued any securities for compensation. In the future, we intend to issued equity awards to certain directors, advisors, employees, in accordance to the COM2000 EQUITY INCENTIVE COMPENSATION PLAN 2021 ( the “Plan”) as approved by the Board.

Director Compensation

Our Board of Directors currently do not receive any cash payment for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 25, 2021, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group. Unless otherwise stated, the address for each beneficial owner is at 1575 W Horizon Ridge Pkwy, #531401 Henderson, NV 89012, USA.

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Michael Gaard	150,000	1%
Jacob Lakhany	150,000	1%
David Wong	150,000	1%
Victor Tong	150,000	1%
All Directors and Executive Officers as a Group (4 persons)	600,000	4%
5% Holders
Infinite Space Investment Ltd.(3)	5,000,000	33%
Blocklink Limited.(4)	4,000,000	27%
Sky High Tech Ltd.(5)	3,000,000	20%
Scrypt Limited (6)	1,500,000	10%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class of common stock is based on 15,000,000 shares of common stock as of October 25, 2021.
(3)	Hua Song Xiu has beneficial ownership over these shares.
(4)	Hua Song Xiu has beneficial ownership over these shares.
(5)	Hua Si Xin has beneficial ownership over these shares.
(6)	Tong I Tony Family Trust has beneficial ownership over these shares. The natural persons with voting power over the Tong I Tony Family Trust are Tong Cho Sam and Yip Kam Cheuk.

Changes in Control

We are not aware of any arrangement, which may result in a change in control in the future.

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RELATED TRANSACTIONS

Except as disclosed below or set forth in “Selling Security Holders” and “Executive Compensation” above, none of the following parties has, during the period ended June 30, 2021 had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, in which the Company is a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last two completed fiscal years:

(i)	Any of our directors or officers;
(ii)	Any person proposed as a nominee for election as a director;

(iii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding common shares;
(iv)	Any of our promoters; and

(v)	Any relative or spouse of any of the foregoing persons who has the same house as such person.

On March 3, 2021, the Company entered into a convertible loan agreement with a substantial shareholder, Hua Song Xiu, and borrowed the amount of $20,000 from the shareholder. The convertible loan is interest-free and due in one year from the initial borrowing date. The loan is convertible to the Company’s common share at a price of $0.03 per share.

DIRECTOR INDEPENDENCE

Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.   David Wong is not an independent director as a result of his employment as CFO.   Our only independent member on our Board of Directors is Michael Gaard.

As a result of our limited operating history and minimal resources, our management believes that it will have difficulty in attracting independent directors.  In addition, we would likely be required to obtain directors and officers insurance coverage in order to attract and retain independent directors.  Our management believes that the costs associated with maintaining such insurance is prohibitive at this time.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SUBJECT TO COMPLETION, DATED ______________________

PROSPECTUS

COM2000, INC.

5,000,000 PRIMARY SHARES

1,000,000 SECONDARY SHARES

Dealer Prospectus Delivery Obligation

Until _____________________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

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INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this Offering are as follows:

Expenses(1)	US($)
SEC Registration Fee	$16.37
Transfer Agent Fees	$0
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$5,000
Total	$10,016.27

Note:

(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the Offering listed above.  No portion of these expenses will be paid by the selling security holders.  The selling security holders, however, will pay any other expenses incurred in selling their shares, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

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Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

RECENT SALES OF UNREGISTERED SECURITIES

We have recently completed the following sales of unregistered securities:

On March 2, 2021, the Company issued 15,000,000 shares of common stock at a price of $0.001 per share (par value) for total cash consideration of $15,000.

For U.S. investors, the above shares were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

For our offshore investors, the above shares were issued in reliance on Regulation S, promulgated under the Securities Act, as the securities were issued in an "offshore transaction," as defined in Rule 902(h) of Regulation and we did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of The Doney Law Firm with consent to use
10.1	Convertible Loan Agreement
10.2	COM2000 EQUITY INCENTIVE COMPENSATION PLAN 2021
23.1	Consent of ZH CPA, LLC
99.1	Subscription Agreement

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

4. That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Henderson, Nevada, on October 25, 2021.

COM2000, INC.

By:	/s/ Jacob Lakhany
Jacob Lakhany
President, CEO.
(Principal Executive Officer)

By:	/s/ David Wong
David Wong
Chief Financial Officer, and Director
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Jacob Lakhany
Jacob Lakhany
President, CEO
(Principal Executive Officer)
October 25, 2021.

By:	/s/ David Wong
David Wong
Chief Financial Officer , and Director
(Principal Financial Officer and Principal Accounting Officer)
October 25, 2021.

By:	/s/ Victor Tong
Victor Tong
Director
October 25, 2021.

By:	/s/ Michael Gaard
Michael Gaard
Chairman and Director
October 25, 2021.

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